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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

EPIQ SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(1)	Amount Previously Paid:
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NOTICE OF ANNUAL MEETING
to be held on
JUNE 13, 2013
and
PROXY STATEMENT

EPIQ SYSTEMS, INC.
501 Kansas Avenue
Kansas City, Kansas 66105

April 30, 2013

Dear Shareholder:

        The Annual Meeting of Shareholders of Epiq Systems, Inc. will be held at 10:00 a.m., central time, on Thursday, June 13, 2013, at the Westin Crown Center Hotel, 1 East Pershing Road, Kansas City, Missouri 64108. The enclosed Notice of Meeting and Proxy Statement contain detailed information about the business to be transacted at the meeting.

        On behalf of the board of directors and management of the company, I cordially invite you to attend the Annual Meeting of Shareholders.

        The prompt return of your proxy in the enclosed business reply envelope or voting by telephone or via the Internet (as described on the proxy card) will help ensure that as many shares as possible are represented at the Annual Meeting of Shareholders.

        I personally look forward to seeing you at the Annual Meeting of Shareholders.

Sincerely,

EPIQ SYSTEMS, INC.

Tom W. Olofson
Chairman and
Chief Executive Officer

EPIQ SYSTEMS, INC.
501 Kansas Avenue
Kansas City, Kansas 66105

 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on June 13, 2013

TO THE SHAREHOLDERS OF EPIQ SYSTEMS, INC.

        NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Epiq Systems, Inc. will be held at the Westin Crown Center Hotel, 1 East Pershing Road, Kansas City, Missouri 64108 at 10:00 a.m., central time, on Thursday, June 13, 2013, for the following purposes:

  1.
  To elect seven directors to the board of directors of the company, each for a term of one year or until their successors are elected and qualified;

  2.
  To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the company for the year ending December 31, 2013;

  3.
  To conduct a non-binding advisory vote to approve the compensation of our named executive officers; and

  4.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice.

        Shareholders of record as of the close of business on April 11, 2013 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. On April 11, 2013, the record date for the annual meeting, there were 36,260,693 shares of common stock outstanding. Each outstanding share is entitled to one vote.

        The board of directors of the company encourages you to sign, date and promptly mail the proxy card in the enclosed postage prepaid envelope or to vote by telephone or via the Internet (as described on the proxy card), regardless of whether or not you intend to be present at the annual meeting. You are urged, however, to attend the annual meeting.

By Order of the Board of Directors

Elizabeth M. Braham, Secretary
Kansas City, Kansas April 30, 2013

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
To be held on Thursday, June 13, 2013

 GENERAL INFORMATION

Solicitation and Revocability of Proxies

        This proxy statement and the enclosed proxy card are being furnished to the shareholders of Epiq Systems, Inc., a Missouri corporation, in connection with the solicitation of proxies by the company for use at our annual meeting of shareholders, and any adjournments or postponements thereof, to be held at the Westin Crown Center Hotel, 1 East Pershing Road, Kansas City, Missouri at 10:00 a.m., central time, on Thursday, June 13, 2013. This proxy statement, the proxy card, the notice of annual meeting and the accompanying 2012 annual report to shareholders are first being mailed to shareholders on or about May 10, 2013. All costs of solicitation will be borne by the company.

        You are requested to vote your shares by following the instructions on the proxy card for voting by telephone or via the Internet or by completing, signing and returning the proxy card promptly in the enclosed postage prepaid envelope. Your proxy may be revoked by written notice of revocation delivered to the secretary of the company, by executing and delivering a later dated proxy card, by submitting a new proxy via telephone or the Internet (your latest telephone or Internet instructions submitted prior to the deadline will be followed), or by voting in person at the annual meeting. Attendance at the annual meeting will not constitute a revocation of your proxy unless you vote in person at the annual meeting or deliver an executed and later dated proxy. Proxies duly executed and received in time for the annual meeting will be voted in accordance with the applicable shareholder's instructions. If no instructions are given, proxies will be voted as follows:

  a.
  to elect Tom W. Olofson, Christopher E. Olofson, W. Bryan Satterlee, Edward M. Connolly, Jr., James A. Byrnes, Joel Pelofsky, and Charles C. Connely, IV as directors to serve for one-year terms until the 2014 annual meeting of shareholders or until their respective successors are duly elected and qualified;

  b.
  to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the company for the year ending December 31, 2013;

  c.
  for the approval of a non-binding advisory vote to approve the compensation of our named executive officers; and

  d.
  in the discretion of the proxy holder as to any other matter properly coming before the annual meeting.

        The notice of annual meeting, proxy statement, form of proxy card and 2012 annual report to shareholders are available at www.epiqsystems.com/Investors.aspx. In accordance with Securities and Exchange Commission ("SEC") rules, the materials on the website are readable and printable. The website does not use "cookies" or other tracking features which identify visitors to the website.

Outstanding Voting Securities of the Company

        Only the holders of record of shares of common stock as of the close of business on April 11, 2013 (the "Record Date") are entitled to vote on the matters to be presented at the annual meeting, either in person or by proxy. At the close of business on April 11, 2013, there were a total of 36,260,693 shares of common stock outstanding and entitled to vote, constituting all of the outstanding voting securities of the company.

        The presence at the annual meeting of a majority of the outstanding shares of common stock as of the Record Date entitled to vote at the meeting, represented in person or by proxy, is necessary to constitute a quorum at the annual meeting. Abstentions are counted for purposes of determining the presence of a quorum at the annual meeting. Broker non-votes are also generally counted for purposes of determining the presence of a quorum at the annual meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner. If you do not give instructions to your broker, it will nevertheless be entitled to vote your shares of common stock in its discretion on "routine matters" and may give or authorize the giving of a proxy to vote the shares of common stock in its discretion on such matters. The ratification of independent public accountants (Proposal 2) is generally considered to be a routine matter whereas the election of directors (Proposal 1) and the advisory vote to approve the compensation of our named executive officers (Proposal 3) are not considered to be routine matters. Absent your instructions, the record holder will not be permitted to vote your shares on these non-routine matters, including any non-routine matters properly brought before the annual meeting. Under Missouri law, broker non-votes are not deemed to be shares represented at the meeting for purposes of the vote as to such matter or matters and therefore have no effect on whether the shareholders have approved a particular proposal.

        Each share of common stock is entitled to one vote for each director to be elected and upon all other matters to be brought to a vote of the shareholders at the annual meeting. The affirmative vote of a majority of the shares of common stock represented at the annual meeting, either in person or by proxy, is required to: (1) elect the directors. (2) ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the company for the year ending December 31, 2013, and (3) approve, on an advisory basis, the compensation of our named executive officers. Broker non-votes are not deemed to be represented at the meeting with regard to any of the proposals. Abstentions have the effect of a negative vote with regard to each proposal.

BOARD OF DIRECTORS

Nominees for Director

        Information concerning our nominees for election to the board of directors at the annual meeting is set forth below. Our board of directors consists of seven members, all of whom stand for election annually. Each of the seven nominees for election to the board of directors was nominated by our board of directors at the recommendation of the nominating and corporate governance committee pursuant to the guidelines discussed in the "Nominating and Corporate Governance Committee" section. Our corporate governance guidelines (which are described in detail under the "Nominating and Corporate Governance Committee" section) contain board membership qualifications that apply to board nominees recommended by the nominating and corporate governance committee.

        The experiences, qualifications and skills of each director that the board considered in nominating such director for election to the board of directors are included below as part of their individual biography. The nominees for director of the company, as well as certain information about them, are as follows:

Tom W. Olofson
Director Since:	1988
Principal Occupation:	Chairman, Chief Executive Officer and Director since 1988.
Business Experience and Qualifications:
Mr. Olofson led a private investor group that acquired the company in July 1988. He has held various management positions at Xerox Corporation and was a senior vice president and member of the Office of the President of Marion Laboratories, Inc. Mr. Olofson has also served as a director of, and advisor to, various private companies in which he has been an investor. He earned a BBA from the University of Pittsburgh, and is currently a member of the Board of Visitors of the Katz Graduate School of Business at the University of Pittsburgh. He is the father of Christopher E. Olofson. Mr. Olofson is 71 years old.

The board believes that Mr. Olofson's experience as a senior executive, his general management skills and financial acumen are exceedingly valuable to the company. He has acquired a thorough knowledge of the company which provides a unique perspective on the strategic, financial and operational aspects of the business. He also serves as the cultural leader of the company, responsible for the values of the business.
In the past five years Mr. Olofson has not served on the board of any other publicly traded company.

Christopher E. Olofson
Director Since:	1995
Principal Occupation:	President, Chief Operating Officer and Director
Business Experience and Qualifications:
Mr. Olofson has served as president of the company since 1998 and as chief operating officer of the company since 1996. Mr. Olofson has also served as a member of the board of directors of the company since 1995, and has served the company in a variety of management positions since 1988. He earned an AB degree from Princeton University, summa cum laude. He is the son of Tom W. Olofson. Mr. Olofson is 43 years old.

Mr. Olofson has a thorough understanding of the company's operations and business segments. He has a unique level of expertise in the strategic, technological, and international aspects of the company's business. The board believes that his commitment to the company's values and knowledge of the company's history are exceedingly valuable.
In the past five years Mr. Olofson has not served on the board of any other publicly traded company.
W. Bryan Satterlee
Director Since:	1997
Principal Occupation, Business Experience and Qualifications:
Mr. Satterlee has been a partner since 1989 in NorthEast Ventures, a consulting firm that specializes in business development services and financial evaluations of technology-based venture companies. Mr. Satterlee's background includes ten years of management experience with IBM, and founding a computer leasing/software business, a telecommunications company, and a venture investment services business. He earned a BS degree from Lafayette College. Mr. Satterlee is 78 years old.
The board believes that Mr. Satterlee brings significant executive leadership, financial, and technological expertise to the board.
In the past five years Mr. Satterlee has not served on the board of any other publicly traded company.

Edward M. Connolly
Director Since:	2001
Principal Occupation, Business Experience and Qualifications:
Mr. Connolly is a retired executive from Aventis Pharmaceuticals, where he served as president of the Aventis Pharmaceuticals Foundation and vice president of community affairs. Prior to that, he held various executive human resources positions at Hoechst Marion Roussel, Marion Merrell Dow, and Marion Laboratories, predecessor companies to Aventis. In recent years, Mr. Connolly has served as an executive-level human resources consultant. He holds a BA degree in psychology from Bellarmine University. Mr. Connolly is 70 years old.
The board believes that Mr. Connolly brings significant executive leadership, human resources and community affairs expertise to the board.
In the past five years Mr. Connolly has not served on the board of any other publicly traded company.
James A. Byrnes
Director Since:	2003
Principal Occupation, Business Experience and Qualifications:
Mr. Byrnes served as vice president of international marketing for Hoechst Marion Roussel, Inc. until his retirement in 1996. Prior to that, he was vice president of global commercial development for Marion Merrell Dow. Prior to these positions, he held several executive sales and marketing positions at Marion Merrell Dow and Marion Laboratories, predecessor companies to Hoechst Marion Roussel. In recent years, Mr. Byrnes has served as an advisor to various entrepreneurial companies. He holds a BS degree in general science from Gannon University and an MBA degree from Rockhurst College. Mr. Byrnes is 66 years old.
The board believes that Mr. Byrnes brings significant executive-level sales, marketing and strategic expertise to the board.
In the past five years Mr. Byrnes has not served on the board of any other publicly traded company.

Joel Pelofsky
Director Since:	2004
Principal Occupation, Business Experience and Qualifications:
Mr. Pelofsky is currently of counsel with Berman, DeLeve, Kuchan & Chapman, L.C. Prior to that he was of counsel with Spencer Fane Britt & Browne LLP from 2003 through 2009. From 1995 through 2003 he served as United States Trustee for Missouri, Arkansas and Nebraska. From 1986 through 1995, Mr. Pelofsky was a partner and chairman of the bankruptcy department of Shugart Thomson & Kilroy. From 1980 through 1985, Mr. Pelofsky was a United States Bankruptcy Judge in the United States Bankruptcy Court for the Western District of Missouri. Mr. Pelofsky holds a BA degree from Harvard College and a LLB degree from Harvard Law School. Mr. Pelofsky is 75 years old.
The board believes that Mr. Pelofsky brings significant bankruptcy and legal expertise to the board.
In the past five years Mr. Pelofsky has not served on the board of any other publicly traded company.
Charles C. Connely, IV
Director Since:	2012
Principal Occupation, Business Experience and Qualifications:
Since March 2012, Mr. Connely has served as a Managing Director of EPR Financial Services, a subsidiary of EPR Properties, a real estate investment trust traded on the New York Stock Exchange. Prior to this position, Mr. Connely was the President of C.C. Connely & Associates, a private financial services company. He previously served as the General Manager—Vice President of a division of Butler Manufacturing Company, a steel manufacturing company that was previously traded on the New York Stock Exchange, and was the Chief Executive Officer of the D.H. Pace Company, a private construction company. Mr. Connely has over twenty years of investment banking experience where he previously served as Managing Director of KPMG LLP's Corporate Finance Group and as Vice President of Corporate Finance with George K. Baum & Company, an investment banking firm. Mr. Connely is an instructor at the University of Missouri—Kansas City Bloch School. He is a graduate of the University of Missouri—Kansas City with BBA and MBA degrees and is also a graduate of the Stonier Graduate School of Banking at Georgetown University. Mr. Connely holds CCIM and CPM designations. Mr. Connely is 65 years old.
The board believes that Mr. Connely brings significant financial and management expertise to the board.
In the past five years Mr. Connely has not served on the board of any other publicly traded company.

 Board Meetings

        During 2012, the board of directors met nine times. Each director attended more than 90% of the meetings of the board and the meetings of the committees of the board on which he served. The company encourages all directors to attend the annual meeting of shareholders, and all directors attended the 2012 annual meeting of shareholders. The board of directors has established an audit committee, a nominating and corporate governance committee, and a compensation committee.

Committees, Membership and Meetings

        The following table provides membership and meeting information for each of the board committees during fiscal year 2012:

Name	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
Tom W. Olofson
Christopher E. Olofson
W. Bryan Satterlee	x(1),(2)	x	x
Edward M. Connolly, Jr.	x	x(1)	x(1)
James A. Byrnes	x	x	x
Joel Pelofsky	x	x	x
Charles C. Connely, IV	x	x	x
Number of Meetings in 2012	9	4	5

(1)
Committee chairman

(2)
Audit committee financial expert

        In addition to the board of director and committee meetings summarized above, the independent members of the board of directors met privately without employee directors or management three times during the year ended December 31, 2012.

        Our independent board members routinely participate in nationally-recognized director education programs through organizations such as the National Association of Corporate Directors ("NACD"). All independent board members participated in one or more nationally-recognized director education programs during the year ended December 31, 2012. Information and insights on emerging issues prepares our independent board members to operate more effectively in today's market environment.

Audit Committee

        The audit committee of the board of directors is responsible for overseeing management's financial reporting practices and internal controls. The audit committee will act in a manner intended to fulfill its responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting and reporting practices of the company, and to fulfill its duty to assess the quality and integrity of the financial reports of the company. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication among the directors, the independent auditor, the internal auditors (if any) and the financial management of the company.

        The audit committee's responsibilities include, but are not limited to, the following:

  •
  selecting and evaluating the independent auditor;

  •
  reviewing the adequacy and effectiveness of the accounting and financial controls of the company;

  •
  reviewing financial disclosure and accounting principles with financial management of the company and the independent auditor;

  •
  reviewing the independent auditor's communications regarding management's internal controls;

  •
  reviewing with financial management and the independent auditor the company's financial statements and SEC filings;

  •
  reviewing and approving all material related party transactions;

  •
  administering the "company's Whistleblower Policy"; and

  •
  investigating any other matter brought to the audit committee's attention within the scope of its duties.

        The audit committee acts under a written charter that was adopted by the board of directors and is amended as necessary to conform to the regulatory initiatives of the SEC and Nasdaq. The audit committee charter can be found on the company's corporate website at www.epiqsystems.com. The board of directors has determined that Mr. Satterlee qualifies as an "audit committee financial expert" as defined by the rules of the SEC. The SEC has determined that the audit committee financial expert designation does not impose on the person with that designation, any duties, obligations or liability that are greater than the duties, obligations or liabilities imposed on such person as a member of the audit committee of the board of directors in the absence of such designation. Our separately designated standing audit committee was established in accordance with all applicable rules of the SEC, including Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For additional information with respect to the audit committee, see the "Audit and Other Service Fees" and "Audit Committee Report" sections.

Nominating and Corporate Governance Committee

        The nominating and corporate governance committee's responsibilities include, but are not limited to the following:

  •
  assisting the board in determining the desired experience, mix of skills, and other qualities to assure appropriate board composition, taking into account the current board members and the specific needs of the company and the board;

  •
  identifying qualified individuals meeting those criteria to serve on the board;

  •
  proposing to the board a slate of nominees for election by the shareholders at the annual meeting of shareholders and prospective director candidates upon the resignation, death, removal or retirement of a director or a change in board composition requirements;

  •
  reviewing candidates nominated by shareholders for election to the board;

  •
  developing plans regarding the size and composition of the board and its committees; and

  •
  performing such other functions as the board may from time to time assign to the committee.

        The nominating and corporate governance committee operates under a written charter that was adopted by the board of directors and is amended from time to time. A copy of the committee's charter can be found on the company's corporate website at www.epiqsystems.com. Its functions include assisting the board in determining the desired qualifications of directors, identifying potential individuals meeting those qualification criteria, proposing to the board a slate of nominees for election by the shareholders, and reviewing candidates nominated by shareholders.

        The nominating and corporate governance committee meets at least once annually. While the nominating and corporate governance charter does not prescribe diversity standards, the nominating and corporate governance committee considers diversity in the context of the board as a whole and takes into account experience (industry, professional, public service) of current and prospective directors to facilitate board deliberations that reflect a broad range of perspectives. Potential candidates are evaluated according to the qualification criteria as set forth in the nominating and corporate governance committee charter, which include:

  •
  high personal and professional ethics, integrity, practical wisdom and mature judgment;

  •
  board training and experience in business, government, education or technology;

  •
  expertise that is useful to the company and complementary to the background and experience of other board members;

  •
  willingness to devote the required amount of time to carrying out the duties and responsibilities of board membership;

  •
  commitment to serve on the board over a period of several years to develop knowledge about the company and its operations;

  •
  willingness to represent the best interests of all shareholders and objectively appraise management's performance; and

  •
  board diversity and other relevant factors as the board may determine.

        The seven nominees for election at the 2013 annual meeting of shareholders were nominated by the board at the recommendation of the nominating and corporate governance committee. All nominees are currently serving as directors of the company.

        The nominating and corporate governance committee will consider nominees recommended by eligible shareholders for the 2014 annual meeting of shareholders. An eligible shareholder is a shareholder, or group of shareholders, who own at least 5% of the company's outstanding common stock and who have held such shares for at least twenty-four months. An eligible shareholder must submit the following information in writing, no later than November 1, 2013, to the corporate secretary, Epiq Systems, Inc., 501 Kansas Avenue, Kansas City, Kansas 66105. Each submission must include:

  •
  the name and address of the shareholder (and of the beneficial owner, if any, on whose behalf the nomination is made) who intends to make the nomination and of the person or persons to be nominated;

  •
  evidence of eligibility, including (i) the class and number of shares beneficially owned by the nominating shareholder and each nominee proposed by such shareholder, and (ii) a representation that such shareholder is entitled to vote in the election of directors at the annual meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

  •
  a recommendation identifying the nominee and his/her contact information;

  •
  a statement of the nominee's qualifications;

  •
  a description of all arrangements or understandings between the shareholder and nominee(s) and any other person (naming such persons) pursuant to which the nomination(s) is made;

  •
  all other information required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act;

  •
  a written consent signed by the nominee evidencing a willingness to serve as a director if elected; and

  •
  a commitment by the nominee to meet personally with the nominating and corporate governance committee.

        In such event, the nominating and corporate governance committee will request from the candidate a resume, a completed director and officer questionnaire, a completed statement regarding conflicts of interest, and a waiver of liability for a background check. To evaluate the candidate and consider such candidate for nomination by the board, such documents must be received from the candidate not later than November 15, 2013.

        Other than the submission requirements set forth above, there is no difference in the manner in which the nominating and corporate governance committee evaluates a nominee for director recommended by a shareholder.

Compensation Committee

        The compensation committee acts under a written charter that was adopted by the board of directors and is amended as necessary to conform to the SEC's, and as applicable, Nasdaq's executive compensation disclosure provisions. The compensation committee charter can be found on our corporate website at www.epiqsystems.com. The compensation committee is responsible for establishing the compensation (including the adjustment of base salary), bonus, other incentive compensation and perquisite programs and authorizing all awards to, the chairman of the board and chief executive officer, the president and chief operating officer and the executive vice president and chief financial officer, who constitute "Executive Management," and approves the compensation of the other executive officers in consultation with Executive Management. The compensation committee is responsible for the approval of all compensation, bonus, incentive compensation and perquisite programs that are, in the aggregate, required to be reported under Item 404 of Regulation S-K for any employee of the company who is an immediate family member (as defined in Rule 16a-1(e) of the Exchange Act) of any director, executive officer or person known to be the beneficial owner of more than 5% of the company's common stock. In accordance with this policy, the compensation committee reviews and approves the salary, bonus, stock option grants and perquisites that are required to be reported under Item 404 for Scott W. Olofson, who is an employee of the company, the son of the chairman and chief executive officer, and the brother of the president and chief operating officer of the company.

        The compensation committee regularly evaluates the performance of Executive Management. The compensation committee also determines the fees and other forms of compensation paid to members of the board of directors for board and committee service. The compensation committee administers our 1995 Stock Option Plan (the "1995 Plan") and 2004 Equity Incentive Plan (the "2004 Plan"). Under the 2004 Plan (which replaced the 1995 Plan), the compensation committee may award stock options, stock appreciation rights and restricted stock awards and determines: (i) the times when stock options or restricted stock awards will be granted, and (ii) the number of shares of common stock of the company subject to each award granted to the directors, officers and other employees of the company. In the interest of efficient administration of the 2004 Plan, the compensation committee has delegated to the chairman and chief executive officer of the company the authority to grant certain incentive and non-qualified stock options to individuals who are not officers of the company. The chairman and chief executive officer has never approved an incentive award relative to this authorization. The role of our chairman and chief executive officer in determining or recommending the amount or form of executive compensation is described, and additional information regarding the processes and procedures for consideration and determination of executive and director compensation is included, in the "Compensation Discussion and Analysis" section.

Compensation Committee Interlocks and Insider Participation

        The company does not have any compensation committee interlocks or insider participation in compensation decisions required to be disclosed by Item 407 of Regulation S-K.

 Director Compensation

        The following table provides information regarding the compensation paid to our directors in the fiscal year ended December 31, 2012.

Director Compensation for
Fiscal Year Ended December 31, 2012

Name	Compensation Paid in Cash ($)	Option Awards ($)(1)	Total ($)
W. Bryan Satterlee	$64,000	$39,657	$103,657
Edward M. Connolly, Jr.	64,000	39,657	103,657
James A. Byrnes	64,000	39,657	103,657
Joel Pelofsky	64,000	39,657	103,657
Charles C. Connely, IV	48,000	36,606	84,606

(1)
The amounts reported in the Option Awards column represent the grant date fair value of stock option awards granted to each of the non-employee directors in 2012, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC 718"). Even though the awards may be forfeited, the amounts do not reflect this contingency.

Reference is made to Note 12 to the company's consolidated financial statements in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which identifies the assumptions made in the valuation of option awards in accordance with ASC 718 for the year ended December 31, 2012.

        The table below shows the aggregate number of shares underlying outstanding stock options held by our non-employee directors as of December 31, 2012.

Name	Options Vested and Unvested (in shares)
W. Bryan Satterlee	95,000
Edward M. Connolly, Jr.	83,750
James A. Byrnes	88,000
Joel Pelofsky	95,800
Charles C. Connely, IV	10,000

        In 2012 we paid our non-employee directors a fee of $16,000 per quarter. The non-employee director fees are $64,000 per year, payable quarterly, commencing March 2013. We also reimburse non-employee directors for out-of-pocket expenses incurred in their capacity as a board member, which includes, among other things, attending board and committee meetings and conferences. Our historical practice has been to provide each non-employee director an annual equity compensation award. On February 14, 2012, each director received an option to purchase 10,000 shares of our common stock. All director options are exercisable for ten years from the date of grant and were granted at an option exercise price equal to the fair market value of the common stock on the date of grant. The shares vest in equal 20% annual installments over five years, beginning on the first anniversary of the grant date. In February 2013, a grant of 5,000 shares of restricted stock was made to each current non-employee director standing for re-election in 2013. These shares of restricted stock will vest one year following the grant date. Neither Tom W. Olofson, chairman and chief executive officer, nor Christopher E. Olofson, president and chief operating officer, is compensated for his service as a director of the company.

 CORPORATE GOVERNANCE

Corporate Governance Policies

        We maintain a corporate website located at www.epiqsystems.com. The following corporate policies of the company and our board of directors are available on our website by selecting "Corporate Governance" under the heading "Investor Relations:"

  •
  Audit Committee of the Board of Directors Charter

  •
  Code of Business Conduct and Ethics

  •
  Compensation Committee of the Board of Directors Charter

  •
  Director Independence Policy

  •
  Nominating and Corporate Governance Committee of the Board of Directors Charter

        Our Code of Business Conduct and Ethics applies to all of our officers, directors and associates, and specifically our principal executive officer, president, principal financial officer and principal accounting officer. A copy of our Code of Business Conduct and Ethics can be found in the Investors section of our Internet website at www.epiqsystems.com. If we make any substantive amendments to our Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our Internet website at http://www.epiqsystems.com/annual-meeting-materials and/or in our public filings with the SEC.

Board Leadership Structure and Role in Risk Oversight

        Our bylaws provide for the chairman of the board and chief executive officer roles to be combined into one position, unless the board of directors determines that a different structure is more appropriate. The board believes that this is the most appropriate structure based on our chief executive officer's extensive experience and in-depth knowledge of the company. Specifically, the board believes that this structure has fostered, and will continue to support, a unified leadership of the company; and will also provide a clear, well-defined focus for the chain of command to execute the company's business plans and strategic initiatives. The board does not have a lead independent director.

        The board of directors is responsible for oversight of the company's risk management practices, while management is responsible for the day-to-day risk management of the company. The board and management routinely review risks facing the company during board and committee meetings. The audit committee supplements the board in its oversight role by reviewing periodic reports regarding the company's risk and control environment and the compensation committee in its oversight role of compensation and employee retention matters.

Compensation-Related Risk Considerations

        Our compensation programs are designed to reward employees for producing sustainable growth for our shareholders and to attract and retain talent. A portion of compensation for senior management is tied to the company's performance and, therefore, is not guaranteed. If the company does not attain certain financial objectives or the executive does not meet established objectives, executives may not receive a portion of their total compensation. The compensation committee has assessed our compensation objectives, philosophy, forms of compensation and benefits for our Executive Management, and has concluded that our compensation practices and policies do not create risks that are reasonably likely to have a material adverse effect on the company.

 Director Independence

        The board of directors has determined that Messrs. Satterlee, Connolly, Byrnes, Pelofsky and Connely, directors and members of the audit, nominating and corporate governance, and compensation committees, are "independent directors" as defined in Nasdaq Listing Rule 5605(a)(2), and that each director who served on the audit, nominating and corporate governance, and compensation committees in 2012 was independent as required under Nasdaq rules governing committees throughout 2012. A copy of the independence standards can be found on the company's corporate website at www.epiqsystems.com.

Shareholder Communications with Directors

        Shareholders wishing to communicate with the members of the board of directors may send correspondence to the board of directors, c/o corporate secretary, 501 Kansas Avenue, Kansas City, Kansas 66105. It is our intention, unless the volume of communications is prohibitive, to forward all non-frivolous correspondence to the board of directors or the appropriate member thereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of outstanding shares of common stock for (i) each director and nominee for election as a director of the company; (ii) each executive officer named in the Summary Compensation Table; (iii) all directors and executive officers as a group; and (iv) each person known to the company to be the beneficial owner of more than 5% of the outstanding shares of common stock. This table is based upon information supplied by officers, directors, and shareholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Other than as set forth below, we are not aware of any other beneficial owner of more than five percent of our common stock as of March 15, 2013. Applicable percentage ownership is based on 36,126,937 shares of common stock outstanding as of March 15, 2013, adjusted as required by rules promulgated by the SEC. The shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days thereafter are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares beneficially owned by such shareholder.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Outstanding Shares of Common Stock(2)
Named Executive Officers, Directors and Nominees(3)
Tom W. Olofson(4)	4,777,801	12.8%
Christopher E. Olofson(5)	1,890,563	5.1
Elizabeth M. Braham(6)	994,882	2.7
W. Bryan Satterlee(7)	101,239	*
Edward M. Connolly, Jr.(8)	71,512	*
James A. Byrnes(9)	74,518	*
Joel Pelofsky(10)	82,800	*
Charles C. Connely, IV(11)	10,000	*
All directors and named executive officers as a group (8 persons)(12)	8,059,554	20.4
5% Shareholders(13)
St. Denis J. Villere & Company, L.L.C(14) 601 Poydras St., Suite 1808 New Orleans, LA 70130	4,611,023	12.8
T. Rowe Price Associates, Inc.(15) 100 E. Pratt Street Baltimore, MD 21202	4,058,320	11.2
BlackRock Inc.(16) 40 East 52nd Street New York, NY 10022	2,516,761	7.0
Intrepid Capital Management, Inc.(17) 1400 Marsh Landing Parkway, Suite 106 Jacksonville Beach, FL 32250	2,259,600	6.3
The Vanguard Group(18) 100 Vanguard Boulevard Malvern, PA 19355	1,913,702	5.3

*
Less than one percent

(1)
Includes shares of common stock issuable upon the exercise of options that as of March 15, 2013, are currently exercisable or exercisable within 60 days thereafter. Also includes shares of unvested restricted stock, as unvested shares have the current right to vote and receive dividends, if any.

(2)
Shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days thereafter are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)
The address of all the named individuals is c/o Epiq Systems, Inc., 501 Kansas Avenue, Kansas City, Kansas 66105.

(4)
Includes 100,000 shares owned by Mr. Olofson's spouse, Jeanne H. Olofson, as to which Mr. Olofson disclaims beneficial ownership; 180,000 shares owned by the Tom W. and Jeanne H. Olofson Foundation, as to which Mr. Olofson shares beneficial ownership; 20,000 shares owned jointly by Tom W. Olofson and his spouse Jeanne H. Olofson; 1,337,500 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after March 15, 2013; and 100,000 shares of unvested restricted stock, which vest in February 2014 upon the achievement of certain performance-based criteria for the fiscal year ending December 31, 2013. Includes 1,290,000 shares pledged as security which collateralize lines of credit for Mr. Olofson's investments. The pledged shares are not compensatory shares, i.e., shares Mr. Olofson received as compensation from the Company, and are not involved in hedging or derivative arrangements. Excludes 192,500 shares and shares subject to stock options owned by Scott W. Olofson, Mr. Olofson's son, as to which shares and options Mr. Olofson disclaims beneficial ownership.

(5)
Includes 1,217,500 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after March 15, 2013, and 100,000 shares of unvested restricted stock which vest in February 2014 upon the achievement of certain performance-based criteria for the fiscal year ending December 31, 2013.

(6)
Includes 605,000 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after March 15, 2013, and 80,000 shares of unvested restricted stock which vest in February 2014 upon the achievement of certain performance-based criteria for the fiscal year ending December 31, 2013. Includes 138,838 shares pledged as security which are not involved in hedging or derivative arrangements.

(7)
Includes 75,000 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after March 15, 2013 and 5,000 shares of unvested restricted stock which will vest in February 2014.

(8)
Includes 63,750 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after March 15, 2013 and 5,000 shares of unvested restricted stock which will vest in February 2014.

(9)
Includes 68,000 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after March 15, 2013 and 5,000 shares of unvested restricted stock which will vest in February 2014.

(10)
Includes 75,800 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after March 15, 2013 and 5,000 shares of unvested restricted stock which will vest in February 2014.

(11)
Includes 5,000 shares of unvested restricted stock which will vest in February 2014;

(12)
Includes 3,442,550 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after March 15, 2013; 355,000 shares of unvested restricted stock, 330,000 which vest in February 2014 upon the achievement of certain performance-based criteria for the fiscal year ending December 31, 2013; and the remainder which vest one year after issuance. Also includes 1,428,838 shares pledged as security.

(13)
Excludes 5% shareholders listed above as executive officers or directors. Beneficial ownership of common stock is based solely on Schedule 13D, 13F, and 13G filings with the SEC, and registered shareholder lists maintained by the company's stock transfer agent.

(14)
Based on shares of common stock held as of December 31, 2012 as disclosed in the Schedule 13G/A filed with the SEC by St. Denis J. Villere & Company, L.L.C. on January 8, 2013; St. Denis J. Villere & Company, L.L.C. has sole voting and sole dispositive power with respect to 660,768 of the shares beneficially owned.

(15)
Based on shares of common stock held as of December 31, 2012 as disclosed in the Schedule 13G/A filed with the SEC by T. Rowe Price Associates, Inc. on February 7, 2013; T. Rowe Price Associates, Inc. has sole voting power with respect to 421,020 of the shares beneficially owned; and T. Rowe Price New Horizons Fund, Inc. has sole voting power with respect to 1,900,000 of the shares beneficially owned. T. Rowe Price Associates, Inc. has sole dispositive power with respect to all shares beneficially owned. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities.

(16)
Based on shares of common stock held as of December 31, 2012 as disclosed in the Schedule 13G/A filed with the SEC by BlackRock, Inc. on February 8, 2013; BlackRock, Inc. has sole voting and sole dispositive power with respect to all shares beneficially owned.

(17)
Based on shares of common stock held as of December 31, 2012 as disclosed in the Schedule 13G/A filed with the SEC by Intrepid Capital Management, Inc. on February 4, 2013; Intrepid Capital Management, Inc. has sole voting and sole dispositive power with respect to all shares beneficially owned.

(18)
Based on shares of common stock held as of December 31, 2012 as disclosed in the Schedule 13G/A filed with the SEC by The Vanguard Group, Inc. on February12, 2013; The Vanguard Group, Inc. has sole voting power with respect to 47,652 of the shares beneficially owned and sole dispositive power with respect to 1,868,550 of the shares beneficially owned.

EXECUTIVE OFFICERS

        Information relating to the company's executive officers with respect to their principal occupations and positions during the past five years is as follows:

Name	Position
Tom W. Olofson*	Chairman, Chief Executive Officer and Director
Christopher E. Olofson*	President, Chief Operating Officer and Director
Elizabeth M. Braham	Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer
Brad Scott	Senior Vice President, Chief Human Resources Officer

*
Information is provided under the heading "Board of Directors—Nominees for Director" for Tom W. Olofson and Christopher E. Olofson.

        Elizabeth M. Braham joined the company in July 2002 and serves as executive vice president, chief financial officer, corporate secretary and treasurer. Prior to joining the company, Ms. Braham was a finance executive with H&R Block, Inc. Prior to that, she served in various executive and leadership roles with Aventis Pharmaceuticals, Inc. and the predecessor companies of Hoechst Marion Roussel, Marion Merrell Dow and Marion Laboratories for over 13 years. Ms. Braham holds an MBA degree from the University of Kansas and a BBA degree in accounting and marketing from Washburn University. Ms. Braham is 54 years of age.

        Brad Scott was appointed an executive officer of the company on February 28, 2013 and serves as senior vice president, chief human resources officer. Prior to joining the company, Mr. Scott was President of De Novo Legal, which was acquired by the company in December 2011. Prior to that, he served in various executive leadership roles at WilmerHale, LLP, Heller Ehrman, LLP and Weil, Gotshal and Manges, LLP and served as a strategic consultant and executive at IBM. Mr. Scott holds an MS degree in human performance from the University of Illinois and a BS degree in engineering from The United States Military Academy at West Point. Mr. Scott is 59 years of age.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis ("CD&A")

        This section provides information on our executive compensation program and our compensation philosophy for our "named executive officers" or "NEOs," who in calendar 2012 were Tom W. Olofson, Christopher E. Olofson and Elizabeth M. Braham.

Executive Summary

        Overview:    Our chairman and chief executive officer, our president and chief operating officer and our executive vice president and chief financial officer provide the strategic, financial and operational direction for the company and comprised the Executive Management (the "Executive Management") for the company in fiscal 2012. Accordingly, the main focus of the compensation committee's efforts was the design and implementation of compensation programs that reward and incentivize these executives. The compensation of Executive Management is structured in terms of base salary, annual cash incentive awards and equity incentive awards. Executive Management is also eligible for certain perquisites as approved by the compensation committee.

        Our Business Environment:    The Company is a provider of global managed technology solutions for the electronic discovery, bankruptcy and class action markets offering capabilities to support litigation, investigations, financial transactions, regulatory compliance and other legal matters. The markets the Company serves are very specialized and highly competitive. Key performance achievements for 2012 include:

  •
  Increased the quarterly cash dividend paid to shareholders twice during 2012 (from $0.05 to $0.065 per share and then from $0.065 to $0.09 per share) representing an 80% increase and also paid a year-end special dividend.

  •
  Share repurchases in 2012 totaled 283,980 as approved by the company board of directors.

  •
  Achievement of the key financial measures of operating revenue of $344.8 million, non GAAP earnings per share of $0.96, and non-GAAP adjusted EBITDA of $92.3 million established to measure Executive Management performance (see "Annual Performance-Based Cash Incentive Compensation" below).

  •
  Successful integration of the 2011 ediscovery acquisitions with the company's heritage ediscovery business.

  •
  The release of key proprietary software capabilities to further enhance the company's technology advantages.

        Consideration of Say-on-Pay and Say-When-on-Pay Vote Results:    In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we held shareholder advisory votes at the June 2011 and June 2012 annual meetings to approve the compensation of our named executive officers, commonly referred to as a say-on-pay vote. Our shareholders approved the compensation of our named executive officers in June 2011 and did not approve the compensation of our named executive officers in June 2012.

        In fiscal 2012, after the say-on-pay vote, the compensation committee retained an independent compensation consultant, Exequity LLP ("Exequity"), as an advisor in the evaluation of executive compensation. Exequity has assisted in the evaluation of alternative compensation designs on a forward-looking basis. For 2012 compensation, while the company achieved performance goals, at the recommendation of the Chairman of the Board and Chief Executive Officer, and in accordance with the discretion granted to the Committee by the Qualified Executive Performance Plan, the compensation committee did not award Executive Management a cash bonus related to 2012 performance. The Committee determined that the Company's overall compensation objectives for 2012 were met through the other available compensation plans. For 2013 compensation, the peer group was expanded that was used in reviewing and assessing 2013 compensation, Executive Management did not receive base salary increases and the 2013 compensation structure was developed to reward the achievement of specific performance objectives.

        In addition, in June 2011 a majority of the shareholders recommended that we hold an annual advisory vote on the compensation of the named executive officers. In accordance with this result, we plan to hold an advisory shareholder vote on the compensation of our named executive officers every year until the next required advisory say-on-frequency vote in 2014.

        Current Best Practices Employed by the Company.    We have implemented the following principal compensation policies and practices to ensure that our executive compensation program achieves our objectives consistent with sound corporate governance:

  •
  No Employment Agreements or Change-in-Control Agreements:  Executive Management is employed at will and do not have employment agreements. Executive Management does not have agreements which provide for severance or change-in-control payments or benefits (other than acceleration of vesting of outstanding and unvested equity awards under our broad-based equity plan, which is a benefit provided to all employees who participate in the plan).

  •
  No Repricing of Underwater Stock Options:  When our stock price declines or stays flat, we do not reprice or exchange underwater stock options, and our stock option plan requires shareholder approval to reprice stock options.

  •
  No Excise Tax-Gross-Ups:  We do not maintain any excise tax gross-ups for our named executive officers, including any that could result from a change in control ("CIC") transaction.

  •
  No Excessive Retirement Benefits:  We do not provide our executives with split-dollar life insurance, non-qualified deferred compensation arrangements, defined benefit retirement plans or supplemental employee retirement plans, as is common at many comparable companies.

  •
  No Hedging By Our Named Executive Officers:  None of our named executive officers have hedged their company stock interests.

  •
  No Guaranteed Bonuses:  We believe that bonuses should reflect actual company performance, except in limited circumstances typically related to a newly hired executive. Therefore, since bonus guarantees undercut that notion, we did not guarantee bonus payments to our named executive officers for 2012.

Executive Compensation Philosophy and Objectives

        Our compensation philosophy is to reward the achievement of specific performance objectives and align the interests of executive management with the enhancement of long-term shareholder value. Our executive compensation packages are designed to attract and retain highly talented and productive executives in a highly competitive market by providing total compensation opportunities that provide incentives for strong performance and align the interests of our executive officers with those of our shareholders.

Setting Executive Compensation

        The compensation committee (the "Committee") is responsible for overseeing the compensation of our Executive Management. See "Board of Directors—Committees, Members and Meetings—Compensation Committee" above for more information on the role and responsibilities of the Committee concerning executive compensation and related corporate governance, and "Corporate Governance—Compensation-Related Risk Considerations" above for a discussion of the Company's assessment of risk related to its compensation programs.

Role of Executive Management in Compensation Decisions

        The Committee approves all compensation decisions with respect to the Executive Management. The chief executive officer annually reviews the performance of each member of Executive Management (other than himself). Following the performance reviews, the chief executive officer presents compensation recommendations to the Committee for consideration. The Committee considers the recommendations from the chief executive officer in their sole and final determination of the compensation awards made to Executive Management.

Independent Compensation Consultant

        The Committee selected and directly engaged Exequity, an independent executive compensation consultant, after the 2012 annual meeting of shareholders as its compensation advisor to provide insights and market data on executive compensation matters. The Committee recognizes that it is essential to receive objective advice from its external advisors. Consequently, the Committee is solely responsible for retaining and terminating Exequity. Exequity reports directly to the Committee and Exequity did not provide any other services to Epiq during 2012.

Comparable Company Executive Compensation Comparison

        In determining overall compensation for Executive Management, the Committee also considers on a general subjective basis (without any formal benchmarking) compensation data of certain companies in order to analyze how other companies compensate their executive officers. For fiscal 2012, public companies used for comparison purposes consisted of FTI Consulting Inc., Huron Consulting Group Inc., Navigant Consulting Inc., and The Garden City Group, a subsidiary of

Crawford & Company. These companies are used for comparison purposes due to the nature of their businesses and the markets in which they operate as well as their competition with us for executive talent.

        In addition, the Committee considers compensation information concerning private companies and subsidiaries of larger public companies gleaned as part of past executive recruiting activities. These companies and divisions are either direct competitors or are companies from which we have recruited or sought to recruit senior executives in the past because these companies offer services that require executive skills that are comparable to the skills we seek in our executives.

        The Committee reviewed its peer group practices with its executive compensation consultant and expanded the new peer group in 2013 that was used in reviewing and assessing 2013 compensation. The companies included for peer comparison in 2012 continue to be in the peer group for 2013 due to the nature of their businesses and the markets in which they operate in addition to their competition with us for executive talent.

Compensation Elements

        Compensation for Executive Management in 2012 consisted of the following three principal elements (1) base salary; (2) annual performance-based award, and (3) equity compensation. The design of our compensation mix is established to encourage Executive Management to achieve annual performance results and to drive our strategy and build long-term shareholder value. The purpose of each of these compensation elements is summarized in the following table and described in more detail below.

Compensation Component	Designed to Reward	Relationship to Compensation Objective	2012 Actions/Results
Base Salary	Scope of responsibilities, experience, industry knowledge.	Provides predictable amount of fixed income as short-term compensation.	Base Salaries were increased by approximately 3% to reflect the Committee's assessment of appropriate pay levels for our Executive Management given their responsibilities, experience and industry knowledge.
Annual Performance-Based Cash Incentive Awards	Achievement of annual company performance objectives.	Focuses executives on our financial goals and objectives for the year and motivates them to achieve or exceed annual financial performance goals.
While pre-established levels of operating revenue, non-GAAP earnings per share, and non-GAAP adjusted EBITDA were achieved, the Committee determined that overall compensation was met through the other available compensation plans and did not award Executive Management a bonus for 2012 performance.
Equity Incentive Award	Achievement of sustainable long-term results.
Motivates executives to deliver on objectives over the longer term and aligns their interests with shareholders to increase overall shareholder value and retains executives in an increasingly competitive market for talent.
The 2012 equity awards were awarded in the form of restricted stock that would vest if non-GAAP earnings per share for 2012 was $0.96 or greater per diluted share. This performance goal was achieved and the shares of restricted stock vested on February 28, 2013.

        Base salary is designed to reward Executive Management for their experience, knowledge of the industry and functions, and their scope of responsibility. It is intended to provide a minimum, fixed level of cash compensation to attract and retain talented and productive executives who can successfully execute their functional responsibilities as well as execute our business strategy.

        Annual performance-based cash incentive awards are designed to reward success in achieving annual performance results and to motivate and reward Executive Management to achieve or exceed annual financial performance goals. The financial measures in 2012 used in the evaluation of the annual performance-based awards for Executive Management included the achievement of threshold and maximum results for:

  •
  operating revenue,

  •
  non GAAP earnings per share; and

  •
  non-GAAP adjusted EBITDA

Performance was required to exceed prior year results for each measure. These measures are regularly used by Executive Management to manage and evaluate the business and make operating decisions and are the financial measures consistently communicated with investors during quarterly earnings conference calls. Using these measures for the annual cash performance-bonus plan further aligns Executive Management interest with our business goals. All annual performance-based awards are subject to a specified cap and may be decreased in the Committee's sole discretion.

        Equity incentive compensation is designed to reward success in achieving sustainable long-term results and to retain Executive Management in an increasingly competitive marketplace. In 2012 our equity incentive compensation required the achievement of non-GAAP earnings per share at a level which provided growth versus the prior year of at least 10%.

Base Salary

        On an annual basis, the Committee is responsible for establishing the base salary of Executive Management. Base salary is set primarily upon an assessment of market requirements for similarly positioned executives and the responsibilities of the executives, as well as the base salary of each executive relative to the other executive officers. In addition, the Committee considers information learned in recruiting new executives to the company. For fiscal year 2012, the Committee approved a moderate increase in base salaries.

Annual Performance-Based Cash Incentive Compensation

        The Committee set 2012 performance objectives with annual threshold and maximum targets for each of three financial measures: operating revenue, non-GAAP earnings per share and non-GAAP adjusted EBITDA. The Committee chose these measures to set the performance objectives as they are key measures that Executive Management utilizes to evaluate the performance of the company; and they are also the measures the company communicates with investors, and which the investment community considers in evaluating the company's performance. These financial measures are computed in the same manner as the financial measures used by the company in our quarterly earnings releases, and for the year ended December 31, 2012 these measures were calculated as follows:

  •
  Operating revenue is total revenue before reimbursed direct costs.

  •
  Non-GAAP net earnings per share is calculated as net income adjusted for amortization of acquisition intangibles, share-based compensation, acquisition-related expense, one-time technology expense, loan fee amortization, litigation expense, timing of recognition of expense versus revenue, and the effect of tax adjustments that are outside of the company's anticipated effective tax rate, all net of tax.

  •
  Non-GAAP adjusted EBITDA is calculated as net income adjusted for depreciation, amortization, share-based compensation, acquisition-related expense, one-time technology expense, net expense related to financing, litigation expense, timing of recognition of expense versus revenue, and provision for income taxes.

        Financial targets disclosed in this section are done so in the limited context of executive compensation and they are not statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

        In February 2012, the Committee set the objectives for Executive Management's performance-based compensation for calendar year 2012, which were set at levels which exceeded the prior year's performance by at least 10% . The actual performance results for 2012 were as follows:

Performance Measures	Threshold Performance Goals	Maximum Performance Goals	Actual Performance Achieved for 2012
Operating Revenue	$325,000,000	$345,000,000	$344,750,000
Non-GAAP EPS	$0.96	$1.04	$0.96
Non-GAAP Adjusted EBITDA	$90,000,000	$100,000,000	$92,333,000

        Based upon the actual performance achieved in 2012, the total eligible payout for 2012 performance was $3.2 million. While the company achieved performance goals established for 2012, at the recommendation of the chairman of the board and chief executive officer, and in accordance with the discretion granted to the Committee under the qualified executive performance plan, the Committee did not award Executive Management a cash bonus related to 2012 performance. The Committee determined that the Company's overall compensation objectives were met through the other available compensation plans.

Equity Compensation

        Equity-based compensation incentives are designed to focus Executive Management on strategic components of the business aimed at increasing long-term shareholder value, and the Committee believes that equity-based awards link Executive Management's compensation to shareholder return and value. Equity-based compensation has always been considered to be an important part of the overall compensation of Executive Management. The Committee is the administrator of our equity compensation plans and determines the type, number of shares, terms and timing of awards to Executive Management. The Committee primarily uses equity awards to provide continuing incentives that will keep Executive Management engaged and vested with the interest of shareholders. The Committee generally, but not specifically, considers corporate performance, stock price and individual responsibilities and performance to determine awards.

        In February 2012, the Committee authorized the following equity compensation awards to Executive Management. The number of restricted shares awarded in fiscal year 2012 was the same as the number of shares that was awarded in fiscal year 2011. The different fair value amounts reported for fiscal year 2012 and fiscal year 2011 in the Stock Awards column in the Summary Compensation Table represent the grant date fair value of stock awards determined pursuant to ASC 718. The Committee believes that the mix of performance-based and time-based vesting of these restricted stock awards reflects the emphasis on performance-driven compensation while also providing a measure of retention value, which is also an important component of overall executive compensation.

Named Executive Officer	Restricted Stock (shares)
Tom W. Olofson	150,000	(1)
Christopher E. Olofson	150,000	(1)
Elizabeth M. Braham	130,000	(1)

(1)
The shares of restricted stock vested upon certification by the compensation committee of the company's board of directors, of the achievement of an established threshold level of non-GAAP earnings per share of $0.96 per diluted share for the year ended December 31, 2012.

Perquisites and Other Personal Benefits

        We provide our executive officers with perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain high quality executives. Our executive officers are provided use of company automobiles. Our chairman and chief executive officer uses corporate aircraft in which we have a fractional interest for personal use and his spouse will at times accompany him on business trips, both as permitted by our senior executive business travel policy. For purely personal use, the chairman and chief executive officer reimburses the company for the cost of the flight. On business trips that include the presence of his spouse, no incremental costs are incurred by the company, and we do not record any compensation for this executive. The incremental cost of the use of aircraft for commuting travel by our chairman and chief executive officer in excess of any reimbursements to the company under this policy is treated as compensation in the Summary Compensation Table in accordance with SEC executive compensation disclosure regulations relating to perquisites. In addition, the company pays for certain personal tax services and the premiums on certain personal life insurance for our chairman and chief executive officer.

        Christopher E. Olofson maintains his primary residence in Chicago, and he travels to and works from all of our office locations. Travel by Christopher E. Olofson from Chicago to our various offices is not considered to be personal commuting expense. A corporate apartment is maintained in Kansas City for Christopher E. Olofson. While we do not consider the corporate apartment expenses as a perquisite for purposes of determining his overall compensation package, the incremental costs of the corporate apartment are reflected in the Summary Compensation Table as additional compensation for Christopher E. Olofson in accordance with SEC executive compensation disclosure regulations relating to perquisites.

        Attributed costs of the personal benefits described above for the named executive officers for 2012, 2011 and 2010 are included as "All Other Compensation" in the Summary Compensation Table.

Retirement and Other Benefits

        All company employees in the United States are eligible to participate in our 401(k) profit sharing plans. Executive officers participate on the same basis as all other participants. We do not maintain any other retirement plan or arrangement for our executive officers. The Committee has noted the absence of other types of traditional compensation arrangements when it has considered and approved executive base salaries, cash incentive compensation, equity compensation and perquisites.

Tax and Accounting Implications

        As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which provides that we may not deduct non-exempt compensation of more than $1,000,000 that is paid to certain individuals. We believe the grants of non-qualified stock options under the 2004 Plan qualified as performance-based compensation under the 2004 Plan provisions prior to the Section 162(m) amendments to the 2004 Plan adopted in 2006. The Section 162(m) amendments to the 2004 Plan permit us to grant performance-based awards in excess of $1,000,000 that are generally fully deductible for income tax purposes. We believe that all of the restricted stock awards for Executive Management granted in 2012 qualified as performance-based compensation under Section 162(m) and, thus, were deductible by the company for income tax purposes when the shares vested. We believe that all of the restricted stock awards for Executive Management that may be granted in 2013 will qualify as performance-based compensation under Section 162(m) and, thus will be deductible by the company for income tax purposes when the shares vest. While the deductibility of executive compensation for federal income tax purposes is important to the company, the Committee believes that tax consequences should not be the primary driver of executive compensation decisions.

2004 Equity Incentive Plan

        Our 2004 Plan provides the framework for stock option grants, restricted stock awards, and performance-based equity incentive compensation. Our compensation committee administers the 2004 Plan. Grants of incentive stock options, non-qualified stock options, stock appreciation rights, either alone or in tandem with stock options, restricted stock, or any combination of the foregoing may be made under the 2004 Plan. To date, no stock appreciation rights have been granted or made under the 2004 Plan.

        If there is a change in control of the company (as defined in the 2004 Plan), all of the participant's stock options and stock appreciation rights will become fully vested and exercisable upon the change in control and will remain so until the expiration date of the stock options or stock appreciation rights, whether or not the grantee is subsequently terminated. Additionally, immediately prior to a change in control during any period of restriction, all restrictions on shares of restricted stock will lapse.

Summary Compensation Table For the Years Ended December 31, 2012, 2011, and 2010

        The following table sets forth all compensation paid to or earned by our principal executive officer, principal financial officer and our other named executive officer (the "named executive officers") for the years ended December 31, 2012, December 31, 2011 and December 31, 2010.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

Tom W. Olofson	2012	975,000	1,777,500	—	251,080	3,003,580
Chairman/CEO(4)	2011	950,000	2,008,500	2,059,400	219,378	5,237,278
	2010	900,000	1,749,000	1,070,000	190,508	3,909,508
Christopher E. Olofson	2012	975,000	1,777,500	—	95,393	2,847,893
President/COO(4)	2011	950,000	2,008,500	2,059,400	59,895	5,077,795
	2010	900,000	1,749,000	1,070,000	57,982	3,776,982
Elizabeth M. Braham	2012	850,000	1,540,500	—	68,197	2,458,697
Executive Vice President/CFO	2011	825,000	1,740,700	1,765,200	40,383	4,371,283
	2010	775,000	1,515,800	920,000	29,333	3,240,133
(1)
The amounts reported in the Stock Awards column represent the grant date fair value of stock awards determined pursuant to ASC 718. The awards granted in 2012 were nonvested share awards, commonly referred to as restricted stock awards, which vested upon certification by the compensation committee of the company's board of directors of the achievement of non-GAAP earnings per share of $0.96 for the year ended December 31, 2012. This performance measure was achieved, and the awards vested in full on February 28, 2013. The awards granted in 2011 were nonvested share awards which vested upon certification by the compensation committee of the company's board of directors of the achievement of non-GAAP earnings per share of $0.78 for the year ended December 31, 2011. This performance measure was achieved, and the awards vested in full on February 10, 2012. The awards granted in 2010 were nonvested share awards, a portion of which vested six months from the date of grant, and a portion of which vested upon certification by the compensation committee of the company's board of directors of the achievement of non-GAAP earnings per share of $0.70 for the year ended December 31, 2010. This performance measure was achieved, and the awards vested in full on February 25, 2011.

Reference is made to Note 12 to the company's consolidated financial statements in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 4, 2013 ("Form 10-K"), which identifies the assumptions made in the valuation of stock awards in accordance with ASC 718 for the years ended December 31, 2012, 2011 and 2010.

The company grants restricted stock awards under the 2004 Plan. Various provisions of the 2004 Plan are described in the "2004 Equity Incentive Plan" section.

(2)
The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the amounts earned by Executive Management pursuant to the qualified executive performance plan which related to our financial performance and completed acquisitions. Additional information on non-equity compensation is reflected in the "Annual Performance-Based Cash Incentive Compensation" section.

(3)
Perquisites for each named executive officer are as follows:

Perquisite	Tom W. Olofson	Christopher E. Olofson	Elizabeth M. Braham

Company portion of employee's group term life insurance premium	X	X	X
Company's match related to employee's 401(k) contribution	X	X	X
Personal use of company car	X	X	X
Personal use of fractional share of company aircraft	X	X
Company payment of personal life insurance premiums	X
Company payment of personal tax services	X
Personal use of company apartment		X

  Perquisites are valued at aggregate incremental cost, which is generally the direct cash cost. For personal use of a company aircraft in which we have a fractional interest, we included the incremental cost of the hourly aircraft charge, fuel charge and any other charges directly related to the flight. We did not include any portion of the monthly aircraft management fee, which is paid regardless of use of the aircraft, or aircraft depreciation, which does not vary based on use. For Tom W. Olofson, perquisites in excess of the greater of $25,000 or 10% of his total perquisites consist of $78,512 for his personal use of the aircraft for commuting during 2012, which is net of the $79,791 he reimbursed the company for personal use during 2012, and $90,990 for payment of annual life insurance premiums on his personal policies. For Christopher E. Olofson, perquisites in excess of the greater of $25,000 or 10% of his total perquisites consist of $28,800 for rent related to a corporate apartment paid in 2012 by the Company. Elizabeth M. Braham did not have perquisites in any category in excess of $25,000 or 10% of her total perquisites in 2012. This column also includes the payment of dividends on unvested restricted stock of $51,750 for Tom W. Olofson, $51,750 for Christopher E. Olofson, and $44,850 for Elizabeth M. Braham.

(4)
Neither Tom W. Olofson nor Christopher E. Olofson receives separate compensation for service as a member of our board of directors.

        The following table contains information regarding grants of plan-based awards to each of our named executive officers during the fiscal year ended December 31, 2012.

Grants of Plan-Based Awards During 2012

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)		Grant Date Fair Value of Stock and Option Awards(3)

Name	Grant Date(1)	Threshold ($)	Maximum ($)	(#)	($)

Tom W. Olofson	02/14/2012	700,000	1,750,000	150,000	1,777,500
Christopher E. Olofson	02/14/2012	700,000	1,750,000	150,000	1,777,500
Elizabeth M. Braham	02/14/2012	600,000	1,500,000	130,000	1,540,500
(1)
The grant date for stock option and restricted stock awards is the date that the compensation committee approved the award.

(2)
Payouts for non-equity incentive awards under the performance plan for Executive Management are based upon the satisfaction of the performance criteria under the qualified executive performance plan. The compensation committee reviews financial and strategic objectives in determining the actual bonus as reported in the Summary Compensation Table. Threshold represents the award for the minimum level of performance for which payouts were authorized under the 2012 performance objectives. Maximum represents the maximum level for which payouts were authorized under the 2012 performance objectives. The qualified executive performance plan does not define a target level for payouts.

For Executive Management, the Committee, at its discretion, did not approve cash payments under the award in 2012 although the financial objectives were achieved, as the committee determined that overall compensation objectives were met through the other available compensation plans.

(3)
Represents the February 14, 2012 performance-based restricted stock awards. These awards vested upon certification by the compensation committee of the achievement of non-GAAP earnings per share of $0.96 for the year ended December 31, 2012. The performance measure was achieved and certified, and the awards vested on February 28, 2013. If the performance condition had not been achieved, these awards would not have vested. There are no threshold or maximum amounts for these awards. See Note 12 to the company's consolidated financial statements in the company's Form 10-K for the fiscal year ended December 31, 2012 which discusses the valuation of restricted stock awards.

        For Executive Management, an explanation of how their salary and bonus is structured in proportion to total compensation is contained in the Compensation Discussion and Analysis section.

Outstanding Equity Awards at Fiscal Year-End 2012

        The following table sets forth information concerning unexercised stock options and unvested stock awards held by the named executive officers on December 31, 2012. All of the information set forth below relates to the grant of stock options under either the 1995 Plan or the 2004 Plan.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Tom W. Olofson	187,500	—	10.66	12/12/13	150,000	(2)	1,912,500
	187,500	—	9.97	08/18/14	—		—
	375,000	—	8.13	02/14/15	—		—
	75,000	—	12.65	12/21/15	—		—
	262,500	—	10.39	12/08/16	—		—
	150,000	—	16.69	12/11/17	—		—
	100,000	—	14.25	12/29/19	—		—

Christopher E. Olofson	187,500	—	10.66	12/12/13	150,000	(2)	1,912,500
	187,500	—	9.97	08/18/14	—		—
	255,000	—	8.13	02/14/15	—		—
	75,000	—	12.65	12/21/15	—		—
	262,500	—	10.39	12/08/16	—		—
	150,000	—	16.69	12/11/17	—		—
	100,000	—	14.25	12/29/19	—		—

Elizabeth M. Braham	30,000	—	12.61	05/19/13	130,000	(2)	1,657,500
	45,000	—	10.66	12/12/13	—		—
	112,500	—	9.97	08/18/14	—		—
	112,500	—	12.65	12/21/15	—		—
	150,000	—	10.39	12/08/16	—		—
	100,000	—	16.69	12/11/17	—		—
	85,000	—	14.25	12/29/19	—		—
(1)
The market value was calculated by multiplying the number of shares shown in the table by $12.75, which was the closing market price on December 31, 2012, the last trading day of our fiscal year.

(2)
Performance-based stock awards were granted on February 14, 2012 for the fiscal year performance period ended December 31, 2012. The awards fully vested on February 28, 2013 when the required performance conditions had been met and the vesting period was complete.

Option Exercises and Stock Vested in 2012

        The following table provides information regarding the exercise of stock options and the vesting of restricted stock awards during the fiscal year ended December 31, 2012 for each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Tom W. Olofson	450,000	1,066,500	150,000	1,810,500
Christopher E. Olofson	337,500	787,500	150,000	1,810,500
Elizabeth M. Braham	67,743	99,870	130,000	1,569,100
(1)
During 2012, the Company's Executive Management bought and held option grants that were set to expire during 2012 and January 2013. The value realized on exercise of option awards is equal to the excess of the aggregate fair market value of the shares received on exercise of the stock options on the exercise date over the aggregate exercise price of the stock options.

(2)
The value realized on vesting of stock awards is equal to the closing market price of the company's common stock on the date of vesting times the number of shares acquired upon vesting. The number of shares and value realized on vesting includes shares that were withheld at the time of vesting to satisfy tax withholding requirements.

Employment Arrangements and Potential Payments Upon Termination

        Each of our executive officers is an employee at will. We do not maintain employment agreements with any of our named executive officers, nor are they covered by any severance pay plans that provide for compensation upon their termination of employment. Consequently, our executive officers are not entitled to any additional compensation payments upon termination of employment other than accrued, but unpaid amounts under our on-going compensation arrangements.

Change in Control Arrangements

        We have no change in control arrangements with any of our executive officers, other than the change in control provisions in our 2004 Plan relative to vesting of stock options and restricted stock, which provisions apply to all option holders and holders of restricted stock, as applicable. These provisions are described in the "2004 Equity Incentive Plan" section. A change in control event occurring on December 31, 2012, would have resulted in the following accelerated vesting of restricted stock.

Named Executive Officer	Value of Accelerated Equity Awards Upon Change in Control
Tom W. Olofson	$1,912,500	(1)
Christopher E. Olofson	$1,912,500	(1)
Elizabeth M. Braham	$1,657,500	(2)

(1)
The aggregate value of the restricted stock award is based upon 150,000 shares of unvested restricted stock awards outstanding at December 31, 2012 multiplied by $12.75, the closing price of our common stock on December 31, 2012.

(2)
The aggregate value of the restricted stock award is based upon 130,000 shares unvested restricted stock awards outstanding at December 31, 2012 multiplied by the closing price of our common stock of $12.75 at December 31, 2012.

 Compensation Committee Report*

        In connection with its duty to review and approve executive compensation, the compensation committee has:

  •
  reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management, as required by Item 402(b) of Regulation S-K; and

  •
  based on this review and discussion, recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A.

Edward M. Connolly, Jr., Chairman James A. Byrnes W. Bryan Satterlee Joel Pelofsky Charles C. Connely, IV
Compensation Committee of the Board of Directors

*
The material in this Compensation Committee Report is not "soliciting material," is furnished to, but not deemed "filed" with, the SEC and is not deemed to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, other than our Annual Report on Form 10-K, where it shall be deemed to be "furnished," whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

TRANSACTIONS WITH RELATED PERSONS

        Scott W. Olofson, the son of Tom W. Olofson and the brother of Christopher E. Olofson, is the company's senior vice-president, business development. In accordance with the terms of our compensation committee charter, the compensation committee approves all compensation, bonus, incentive compensation, and perquisite programs that are, in the aggregate, required to be reported under Item 404 of Regulation S-K for any employee of the company who is an immediate family member of any director, executive officer or person known to be the beneficial owner of more than 5% of the company's common stock. The compensation committee approves all salary, bonus, stock option grants, and perquisites for Scott W. Olofson that are required to be reported under Item 404. In 2012, Scott W. Olofson received cash compensation of $500,000 and on February 28, 2013 was awarded 10,000 shares of restricted stock which vested upon issuance. The value of the stock award upon vesting was $124,400. Other than the foregoing and the compensation arrangements that are described under the "Executive Compensation" section, there have not been any transactions or series of transactions since January 1, 2012, or any currently proposed transaction, to which we were or are to be a participant in which the amount involved in the transaction or series of transactions exceeds $120,000, and in which any of our directors, executive officers, or persons who we know held more than five percent of any class of our capital stock, including their immediate family members, had or will have a direct or material interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        We are required to identify any director, officer or 10% or greater beneficial owner of common stock who failed to timely file a report with the SEC required under Section 16(a) of the Exchange Act, relating to ownership and changes in ownership of our common stock. The required reports consist of initial statements on Form 3, statements of changes on Form 4 and annual statements on Form 5. Based solely upon a review of reports filed under Section 16(a) of the Exchange Act and certain written representations of directors and officers of the company, we are not aware of any director, officer or beneficial owner of more than 10% of our common stock who failed to file on a timely basis any report required by Section 16(a) of the Exchange Act for calendar year 2012, except that the Form 3 for Charles C. Connely, IV, a director of our company, was filed after its due date.

AUDIT AND OTHER SERVICE FEES

        Deloitte & Touche LLP audited the financial statements of the company for the fiscal years ended December 31, 2012 and 2011. The audit committee has appointed, and recommends your ratification of, Deloitte & Touche LLP as the independent registered public accounting firm for the year ending December 31, 2013. A representative of Deloitte & Touche LLP will be present at the annual meeting and will have an opportunity to make a statement and to respond to questions.

        The following table sets forth the aggregate fees billed to the company for the fiscal years ended December 31, 2012, and 2011 by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates:

	2012	2011
Audit Fees(1)	$1,130,461	$1,285,709
Audit-Related Fees(2)	20,427	21,220

Total Audit and Audit-Related Fees	1,150,888	1,306,929
Tax Fees(3)	234,853	245,983
All Other Fees(4)	2,200	2,460

Total	$1,387,941	$1,555,372

(1)
Includes services rendered for the audit of the company's internal controls over financial reporting related to compliance with Sarbanes-Oxley 404, audit of the company's annual financial statements, work on SEC registration statements, filings and consents, due diligence and accounting considerations related to acquisitions, and review of financial statements included in quarterly reports on Form 10-Q.

(2)
Includes services related to employee benefit plan audits.

(3)
Includes tax return preparation and other tax planning and consultation.

(4)
Includes subscriptions to Deloitte & Touche LLP's online research tool.

        The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independent registered public accounting firm's independence, and believes that they do not impact such independence. Additionally, the audit committee approved all non-audit services performed by Deloitte & Touche LLP in 2012 in accordance with the pre-approval policy described below.

        The audit committee has adopted a policy (the "pre-approval policy") under which audit and non-audit services to be rendered by the company's independent registered public accountants are pre-approved by the audit committee. Pursuant to the pre-approval policy, the audit committee pre-approves audit and non-audit services to be provided by the independent registered public accountants, at specified dollar levels, which dollar levels are reviewed by the committee periodically, and no less often than annually. Additionally, the audit committee may provide explicit prior approval of specific engagements not within the scope of a previous pre-approval resolution. On occasion, audit and audit-related fees have exceeded the pre-approved, budgeted amount and the audit committee has subsequently ratified the increase. The audit committee has authorized the chairman of the audit committee to approve any engagement of the independent auditors for audit-related, tax or other services permitted by the pre-approval policy, so long as no single engagement exceeds an estimated fee of $100,000, and the aggregate engagements approved by the chairman of the audit committee do not exceed $250,000 in any one calendar year. The chairman is required to report any such engagements to the audit committee at its next regular or special meeting of the committee. No such engagements were approved by the audit committee chairman in 2012 or 2011.

        The pre-approval policy also specifies certain services (consistent with the SEC rules and regulations) that may not be provided by the company's independent registered public accounting firm in any circumstance. The pre-approval policy also includes an exception from the pre-approval requirement for certain de minimus non-audit engagements that are not otherwise prohibited by the policy. Engagements in reliance upon that de minimus exception must be promptly brought to the attention of the audit committee and approved by the audit committee or one or more designated representatives. No services were provided by Deloitte & Touche LLP in 2012 in reliance upon this de minimus exception.

        All fees paid to Deloitte & Touche LLP for 2012 and 2011 were pre-approved by the audit committee.

Audit Committee Report*

        In connection with the consolidated financial statements for the fiscal year ended December 31, 2012, the audit committee has:

  •
  reviewed and discussed the audited financial statements with management and with representatives of Deloitte & Touche LLP, independent registered public accountant;

  •
  discussed with the independent registered public accountant the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

  •
  received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed the independence of Deloitte & Touche LLP with representatives of the independent registered public accounting firm.

        Based on these actions, the audit committee recommended to the board of directors that the company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

W. Bryan Satterlee, Chairman Edward M. Connolly, Jr. James A. Byrnes Joel Pelofsky Charles C. Connely, IV
Audit Committee of the Board of Directors

*
The material in this Audit Committee Report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 1—ELECTION OF DIRECTORS

        At the annual meeting, the shareholders will elect seven directors to hold office for one-year terms until our 2014 annual meeting of shareholders or until their successors are duly elected and qualified. It is intended that the names of the nominees listed below will be placed in nomination at the annual meeting to serve as directors and that the persons named in the proxy will vote for their election. Each nominee has consented to being named in this proxy statement and to serve if elected. If any nominee becomes unavailable to serve as a director for any reason, the shares represented by the proxies will be voted for the person, if any, designated by the board of directors. The board of directors has no reason to believe that any nominee will be unavailable to serve.

Directors

        The following directors are being nominated for election by our board: Tom W. Olofson, Christopher E. Olofson, W. Bryan Satterlee, Edward M. Connolly, James A. Byrnes, Joel Pelofsky, and Charles C. Connely, IV.

        For details regarding board qualifications and the specific experiences, qualifications and skills of each of our director nominees, please see "Board of Directors—Nominees for Director" included elsewhere in this proxy statement.

The board of directors recommends a vote FOR
the election of the nominees for director named above.

 PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The audit committee of the board of directors has appointed, and recommends your ratification of, Deloitte & Touche LLP as the independent registered public accounting firm to audit the company's consolidated financial statements for the year ending December 31, 2013. The submission of this matter for ratification by shareholders is not legally required. The board of directors believes, however, that this submission to shareholders is consistent with best practices in corporate governance and is an opportunity for shareholders to provide direct feedback to the board of directors on an important issue of corporate governance. If the selection is not ratified, the audit committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that a change would be in the best interest of the company and our shareholders.

        Representatives of Deloitte & Touche LLP will be present at the 2013 annual meeting of shareholders. They will have the opportunity to make a statement and will be available to respond to appropriate questions from shareholders.

The board of directors recommends a vote FOR the
ratification of Deloitte & Touche LLP as independent registered public accounting firm for the company.

PROPOSAL 3—ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION

        We are asking our shareholders to provide advisory approval of the compensation of our named executive officers, as we have described it in the "Executive Compensation" section of this proxy statement. While this vote is advisory and not binding on our company, we value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions. The outcome of the vote will also provide information to our compensation committee and Executive Management regarding investor sentiment about our executive compensation philosophy, policies and practices, which the compensation committee will be able to consider when determining executive compensation for the remainder of fiscal 2013 and beyond.

        The board of directors believes that the information we've provided within the Executive Compensation section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management's interests are aligned with our shareholders' interests to support long-term shareholder value creation. Accordingly, the board of directors recommends that shareholders approve the program by approving the following advisory resolution:

        RESOLVED, that the shareholders of Epiq Systems, Inc. approve, on an advisory basis, the compensation of the company's named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the proxy statement for the company's 2013 annual meeting of shareholders.

The board of directors recommends that shareholders vote FOR the advisory (non-binding) vote to approve executive compensation.

SHAREHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

        Other than as set forth in the "Nominating and Corporate Governance Committee" section, proposals of shareholders intended to be presented at the 2014 annual meeting of shareholders must be received by the secretary of the company, at Epiq Systems, Inc., 501 Kansas Avenue, Kansas City, Kansas 66105, no later than December 31, 2013 to be eligible for inclusion in the company's proxy statement and proxy related to that meeting, and must be consistent with Rule 14a-8 of the Exchange Act.

        Additionally, a shareholder may submit a proposal for consideration at the 2014 annual meeting of shareholders, but not for inclusion in the company's proxy statement and proxy for the 2014 annual meeting. Notice of matters proposed to be brought before the 2014 annual meeting of shareholders are due on or before November 1, 2013 and must include the following information: (1) a brief description of the business to be discussed; (2) the reason for conducting such business at the annual meeting; (3) the name and address of the shareholder proposing such business and the beneficial owner (as such term is defined in Rule 13d-3 of the Exchange Act), if any, on whose behalf the business is proposed; (4) the class and number of shares of Epiq Systems, Inc. owned beneficially (as such term is defined in Rule 13d-3 of the Exchange Act) and of record by the shareholder and any material interest of the shareholder in such business; (5) a representation that the shareholder bringing the proposal is a record holder entitled to vote on the business so proposed and intends to appear in person or by proxy at the annual meeting to present such proposed business; and (6) all other information to otherwise comply with the applicable requirements of the SEC to be considered for inclusion in the proxy statement and proxy for the 2014 meeting.

ANNUAL REPORT; HOUSEHOLDING

        Our 2012 annual report to shareholders, which includes our Annual Report on Form 10-K and our financial statements for the year ended December 31, 2012, is enclosed with this proxy statement.

        The SEC has adopted rules that permit companies to satisfy the delivery requirements for annual reports and proxy statements with respect to two or more shareholders sharing the same address by delivering a single annual report and proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for shareholders and cost savings for companies. This year, a number of brokers with account holders who are our shareholders will be "householding" our proxy materials. A single annual report and proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Shareholders sharing an address and receiving multiple copies of annual reports and proxy statements can contact the corporate secretary of the company at Epiq Systems, Inc., 501 Kansas Avenue, Kansas City, Kansas 66105 or at 913-621-9500, to request future delivery of a single copy of annual reports and proxy statements to the shared address. If you are residing at an address that is shared with another shareholder and are only receiving one copy of our annual report and proxy statement but wish to receive separate copies of our annual report or our proxy statement in the future, you may request them by contacting our corporate secretary in the same manner described above. In addition, we will promptly deliver, upon request to the address or telephone number above, a separate copy of our annual report or our proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered.

 OTHER MATTERS

        The board of directors is not aware of any matter that will be presented for action at the annual meeting other than the matters set forth herein. If other matters properly come before the meeting, it is intended that the holders of the proxies hereby solicited will vote thereon in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS
Tom W. Olofson Chairman and Chief Executive Officer
April 30, 2013

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945	COMPANY #

Address Change? Mark box, sign, and indicate changes below:  ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Item 1.

1.	Election of directors:	01	Tom W. Olofson	☐	Vote FOR	☐	Vote WITHHOLD
		02	Christopher E. Olofson		all nominees		from all nominees
		03	W. Bryan Satterlee		(except as marked)
		04	Edward M. Connolly, Jr.
		05	James A. Byrnes
		06	Joel Pelofsky
		07	Charles C. Connely, IV

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Please fold here — Do not separate

The Board of Directors Recommends a Vote FOR Item 2.

2.	Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm of the Company for the year ending December 31, 2013.	☐	For	☐	Against	☐	Abstain

The Board of Directors Recommends a Vote FOR Item 3.

3.	Approval of an advisory (non-binding) vote approving the compensation of our named executive officers.	☐	For	☐	Against	☐	Abstain

In their discretion, the proxies are authorized to vote upon other business properly coming before the meeting or any adjournment or postponement therof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL, AND IN THE DISCRETION OF THE PROXIES NAMED HEREIN WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Date

Signature(s) in Box

Please sign name(s) exactly as shown at left. When signing as  title   executor, administrator, trustee or other fiduciary, please give full as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name, by an authorized officer.

EPIQ SYSTEMS, INC.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, June 13, 2013

10:00 a.m.

Westin Crown Center

1 East Pershing Road

Kansas City, Missouri 64108

Epiq Systems, Inc. 501 Kansas Avenue Kansas City, Kansas 66105	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 13, 2013.

The undersigned hereby appoints Tom W. Olofson and Christopher E. Olofson, and each of them with power to act without the other in the order named, proxies with full power of substitution, and with all the power the undersigned would possess, if personally present, to vote all shares of Common Stock of Epiq Systems, Inc. of record in the name of the undersigned as of the close of business on April 11, 2013, at the Annual Meeting of Shareholders of Epiq Systems, Inc. to be held on June 13, 2013, or at any adjournment or adjournments or postponement or postponements thereof, hereby revoking all former proxies.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

INTERNET/MOBILE	PHONE	MAIL
www.eproxy.com/epiq	1-800-560-1965
Mark, sign and date your proxy
Use the Internet to vote your proxy	Use a touch-tone telephone to	card and return it in the
until 12:00 p.m. (CT) on	vote your proxy until 12:00 p.m.	postage-paid envelope provided.
June 12, 2013.	(CT) on June 12, 2013.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.